MATERIAL FACT JBS WITHDRAWS PROPOSAL TO ACQUIRE REMAINING PUBLICLY TRADED SHARES OF PILGRIM’S PRIDE CORPORATION JBS S.A. (“The Company” or “JBS”) – B3: JBSS3; OTCQX: JBSAY), pursuant to Resolution No. 44/21 of the Brazilian Securities and Exchange Commission and the provisions of section 26 of the New Market Regulation, today announced that it has withdrawn its previously announced proposal to acquire all of the outstanding shares of common stock of Pilgrim’s Pride Corporation (NASDAQ: PPC) (“PPC”) that are not owned by JBS or its subsidiaries. JBS withdrew its offer after it was unable to come to an agreement with the Special Committee of the PPC Board of Directors regarding the terms of the proposed transaction. São Paulo, February 17, 2022